EXHIBIT (c)(6)

Deutsche Bank Investment Bank Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States. PRELIMINARY DRAFT Phoenix Preliminary Valuation Summary September 3, 2020

PRELIMINARY DRAFT Deutsche Bank Investment Bank “IMPORTANT: This presentation (the “Presentation”) has been prepared by Deutsche Bank’s investment banking department exclusi vel y for the benefit and internal use of the recipient (the “Recipient”) to whom it is addressed. Neither Deutsche Bank AG New York Branch, Deutsc he Bank Trust Company Americas (“DBTCA”) nor any of their banking affiliates is responsible for the obligations of Deutsche Bank Securities Inc. or an y U.S. Broker - dealer affiliate. Unless specified otherwise, deposit products are provided by DBTCA, Member FDIC. The Recipient is not permitted to reproduce in whole or in part the information provided in this Presentation (the “Information”) or to communicate the Information to any third party without ou r p rior written consent. No party may rely on this Presentation without our prior written consent. Deutsche Bank and its affiliates, officers, directors, emplo yee s and agents do not accept responsibility or liability for this Presentation or its contents (except to the extent that such liability cannot be exclude d b y law). Statements and opinions regarding the Recipient's investment case, positioning and valuation are not, and should not be const rue d as, an indication that Deutsche Bank will provide favorable research coverage of the Recipient or publish research containing any particular rating or price target for the Recipient’s securities. This Presentation is (i) for discussion purposes only; and (ii) speaks only as of the date it is given, reflecting prevailing ma rket conditions and the views expressed are subject to change based upon a number of factors, including market conditions and the Recipient's business and pro spects. The Information, whether taken from public sources, received from the Recipient or elsewhere, has not been verified and Deutsche Ban k has relied upon and assumed without independent verification, the accuracy and completeness of all information which may have been provided direc tly or indirectly by the Recipient. No representation or warranty is made as to the Information’s accuracy or completeness and Deutsche Bank assumes n o o bligation to update the Information. The Presentation is incomplete without reference to, and should be viewed solely in conjunction with, the or al briefing provided by Deutsche Bank. The analyses contained in the Presentation are not, and do not purport to be, appraisals of the assets, stock, or business of the Recipient. The Information does not take into account the effects of a possible transaction or transactions involving an actual or poten tia l change of control, which may have significant valuation and other effects. The Presentation is not exhaustive and does not serve as legal, accounting, tax, investment or any other kind of advice. This Pr esentation is not intended to provide, and must not be taken as, the basis of any decision and should not be considered as a recommendation by Deutsche Ban k. Recipient must make its own independent assessment and such investigations as it deems necessary. In preparing this presentation Deutsche Ba nk has acted as an independent contractor and nothing in this presentation is intended to create or shall be construed as creating a fiduciary o r o ther relationship between the Recipient and Deutsche Bank.”

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PRELIMINARY DRAFT Deutsche Bank Investment Bank TY Adj. EBITDA ($m) 437.4 90 92 98 Exit multiple 7.0x $2.04 $2.12 $2.32 7.5x $2.25 $2.34 $2.55 8.0x $2.47 $2.55 $2.78 Valuation approach W e have evaluated numerous valuation approaches to Project Phoenix Public comparables  W e have looked at advertising agencies as our primary comparable given the business model - CY 2021 EBITDA multiples range from 5.6x – 7.8x  We have included sports and live event companies as a reference but see these as less relevant given the current lack of owne d I P at WSG Precedent transactions  We have included precedent transactions for reference but also view these as secondary given lack of strong comparability and the fact that these transactions primarily reflect a control premium which would not be relevant in Project Phoenix Precedent take private premiums  We have looked at premiums in privatizations of US listed Chinese companies – the median of the premiums is 16.8%  We have also reviewed premiums in precedent 13e - 3 transactions – the median is 32% Discounted cash flows - we have analyzed scenarios with and without a Lega prolongation 1 Discounted at 10% WACC A B C Infront de - cycled 2024E (c) Infront 2024E (a) Average of Infront ’21E - ’24E (b) TY EBITDA calculated with reference to: TY Adj. EBITDA ($m) 437.4 69 75 78 Exit multiple 7.0x $1.06 $1.25 $1.34 7.5x $1.23 $1.42 $1.52 8.0x $1.39 $1.60 $1.70 A B C Discounted at 10% WACC (a) Calculated with reference to 2024E EBITDA for Infront, WSC, and ListCo (b) Calculated with reference to average of 2021E - 2024E EBITDA for Infront plus 2024E WSC and ListCo (c) Calculated with reference to 2024E de - cycled Infront EBITDA plus 2024E WSC and ListCo EBITDA Source: Management Plan received 8/19/20, Management working capital projection received 9/1/20, Management debt and cash pro jec tion received 9/2/20 Including Lega prolongation Excluding Lega prolongation A B C

PRELIMINARY DRAFT Deutsche Bank Investment Bank Analysis at various prices 2 Analysis at various prices $ millions, excluding ADS data % premium to $2.11 (Current ADS price) 0% 10% 20% 30% 40% 50% 100% Illustrative acquisition ADS price $2.11 $2.32 $2.53 $2.74 $2.95 $3.17 $4.22 Acquisition market cap (a) $306 $336 $367 $397 $428 $458 $611 (+) Net debt as of 12/31/2020E (b) 324 324 324 324 324 324 324 Acquisition total enterprise value (c) $629 $660 $690 $721 $751 $782 $935 TEV / Adj. EBITDA multiples Adj. EBITDA (d) Management Plan TEV / CY21 Adj. EBITDA $81 7.8x 8.1x 8.5x 8.9x 9.3x 9.6x 11.5x TEV / CY22 Adj. EBITDA 105 6.0x 6.3x 6.6x 6.9x 7.1x 7.4x 8.9x Bloomberg Consensus TEV / CY21 Adj. EBITDA $123 5.1x 5.4x 5.6x 5.9x 6.1x 6.4x 7.6x TEV / CY22 Adj. EBITDA 183 3.4x 3.6x 3.8x 3.9x 4.1x 4.3x 5.1x % Premium paid to Price Current $2.11 0% 10% 20% 30% 40% 50% 100% 30 - day VWAP 2.08 1% 12% 22% 32% 42% 52% 103% 60 - day VWAP 2.09 1% 11% 21% 31% 41% 51% 102% 90 - day VWAP 2.34 (10%) (1%) 8% 17% 26% 35% 80% 180 - day VWAP 2.29 (8%) 1% 11% 20% 29% 38% 84% Note: Market data as of 9 /1/20 (a) Calculated with reference to fully diluted ADS outstanding of 145m as of 9/1/20 (b) 2020E net debt per the management plan. Net debt reconciliation details on page 4 (c) Includes net adjustment for investments and non - controlling interests of ($1m) (d) Management Plan and Bloomberg consensus estimates converted using USD / EUR of 1.1964 as of 9/1/20 Source: Management Plan received 8/19/20, Management debt and cash projection received 9/2/20, Bloomberg, FactSet

PRELIMINARY DRAFT Deutsche Bank Investment Bank Valuation support materials

PRELIMINARY DRAFT Deutsche Bank Investment Bank Project Phoenix consolidated financial projections Management plan August 2020 Revenue Gross profit Adj. EBITDA Unlevered free cash flow (EBITDA – Cash flow from investments) 3 32.4% 29.8% 31.8% 33.8% Margin 9.2% 9.9% 9.3% 9.9% Margin ( € millions) / $ millions (a) $883 $1,066 $930 $908 $286 $318 $296 $307 $81 $105 $87 $90 $60 $63 $75 $77 Note: Projections include the prolongation of Lega Advisory after 2020/2021 season (a) Management projections converted using USD / EUR of 1.1964 as of 9/1/20 Source: Management Plan received 8/19/20, FactSet € 738 € 891 € 777 € 759 2021E 2022E 2023E 2024E € 239 € 266 € 247 € 257 2021E 2022E 2023E 2024E € 68 € 88 € 72 € 75 2021E 2022E 2023E 2024E € 50 € 53 € 62 € 65 2021E 2022E 2023E 2024E

PRELIMINARY DRAFT Deutsche Bank Investment Bank Capitalization as of 12/31/2020 Based on management plan 4 Note: Management projections converted using USD / EUR of 1.1964 as of 9/1/20 (a) Net sale proceeds after repayment of CS loan and shareholder loan: $360m - 235m - 54m=$71m (~€64m). (b) Reflects additional sale proceeds of ~$20m (~€18m) escrowed funds Source: Management debt and cash projection received 9/2/20 Debt and cash overview per management plan EUR millions 2020Q2 July 2020 Post - sale 2020YE forecast 2020YE forecast ($USD) Debt Infront € 472 € 472 € 462 $553 Listco 213 -- -- -- Total debt € 685 € 472 € 462 $553 Cash Infront € 163 € 141 € 111 $133 Listco 5 68 80 96 Total cash € 168 € 209 € 191 $229 Net Debt € 517 € 263 € 271 $324 (a) (b) (b)

PRELIMINARY DRAFT Deutsche Bank Investment Bank 0.00 2.00 4.00 6.00 8.00 10.00 12.00 14.00 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 26-Jul-19 14-Sep-19 3-Nov-19 24-Dec-19 12-Feb-20 2-Apr-20 23-May-20 12-Jul-20 1-Sep-20 Volume (m) ADS Price WSG ADS share price performance since IPO 5 10 IPO price: $8.00 (7/26/19) High (a) : $5.36 (8/27/19) Low (a) : $1.44 (3/19/20) Current: $2.11 (9/1/20) Day 1 close: $5.16 (7/26/19) WSG ADS price metrics 30 - day VWAP $2.08 60 - day VWAP $2.09 90 - day VWAP $2.34 180 - day VWAP $2.29 Note: Market data as of 9 /1/20; Market prices with reference to closing ADS share price (a) High and low calculated with reference to closing share price (excludes intra - day trading) Source: FactSet

PRELIMINARY DRAFT Deutsche Bank Investment Bank 6.2x 8.2x 7.7x 6.6x 6.1x 6.2x 15.7x 17.6x 15.0x 12.4x 5.1x 7.8x 7.0x 6.9x 5.8x 5.6x 25.3x 23.8x 14.8x 11.1x 6 Select publicly traded companies TEV / CY21 EBITDA Secondary comps: Sports IP & Live Entertainment Note: Market data as of 9/1/2020, pre - COVID 19 data as of 2/19/2020. Balance sheet data as of latest reported; WSG reflects July 2020 balance sheet data (a) Pre - COVID metrics as at 2/14/20, the trading day prior to press speculation of IRONMAN sale (b) Calculated with reference to a blended average share price across all traded share classes (c) Pro forma for Live Nation divestiture (d) Multiples calculated with reference to EBITDA adjusted to exclude additional depreciation associated with IFRS 16 for compara bil ity purposes Source: FactSet, Wall Street research Primary comps: Advertising Agencies Pre - COVID (2/19) Current (9/1) (29%) (33%) (14%) (35%) (23%) (25%) (19%) (6%) Share price Δ (Pre - COVID to Current) (29%) (18%) (b) (a) (a) Phoenix management plan ( d ) ( d ) 7.7x (c)

PRELIMINARY DRAFT Deutsche Bank Investment Bank ~3.4x 16.5x 8.9x Mid - teens ~13.5x ~12.5x 11.2x Date Dec 2019 Jul 2018 Jun 2018 Aug 2017 May 2017 Oct 2016 Feb 2015 Target Lagardere Sportradar Imagina Media Audiovisual Endeavor Legends Learfield Infront Acquirer H.I.G. Capital Consortium ( led by CPPIB) Orient Hontai Capital CPPIB New Mountain Capital Atairos Wanda Group TEV ($ in m) $123 $2,400 $2,192 $6,300 $700 $1,265 $1,191 Private market multiples for agencies / media services businesses 7 Select transaction multiples (TEV / LTM EBITDA) (a) Calculated with reference to reported revised FY2018 recurring EBIT. Reported implied value for Lagardère Sports and Entertai nme nt of €150m separately disclosed, implying a 1.9x EBITDA multiple based on CY18 normalized divisional EBITDA of €81m. Multiple depressed reflecting recent loss of ~€10m E BIT per annum CAF media and sponsorship rights agreement (November 2019) (b) Calculated with reference to 2017 EBITDA at the time of deal pricing Source: Wall Street research, Company filings, Deutsche Bank investment banking estimates IP Data / digital Media rights / marketing (a) (b) % Acquired 75% 37% 54% 8% ~30% 100% 100%

PRELIMINARY DRAFT Deutsche Bank Investment Bank Privatisation deals of US - listed Chinese companies 8 Annc. Date Target Jurisdiction of incorporation Acquirer Stake % before Offer value ($m) Premium / (discount) to Unaffected 30 - day VWAP 90 - day VWAP 06 - Jul - 20 SINA Corp Cayman Islands Chairman 11.8% 2,605 11.8% 21.6% 25.7% 02 - Apr - 20 58.com Inc Cayman Islands A consortium led by Warburg Pincus LLC (with Mr Jinbo Yao) and existing management 9.9% 7,644 17.8% 8.6% (4.8)% 18 - Sep - 19 China Biologic Products Holdings Inc Cayman Islands A consortium led by Centurium Capital Management and PW Medtech Group 58.0% 1,969 16.8% 21.1% 26.4% 19 - Feb - 19 eHi Car Services Ltd Cayman Islands A consortium led by Ctrip.com International and Baring Private Equity Asia 47.7% 1,292 26.9% 22.3% 15.4% 26 - Mar - 18 iKang Healthcare Group Inc (74.97%) Cayman Islands A consortium led by Shanghai Yunfeng Investment Management and existing management 25.0% 1,191 15.0% 24.7% 32.0% 17 - Nov - 17 JA Solar Holdings Co Ltd Cayman Islands Existing Management (with Mr Jin Baofang) and Jinglong Group Co Ltd 31.8% 814 18.2% 7.4% 23.2% 23 - Jun - 16 Qunar Cayman Islands Ltd Cayman Islands A consortium led by Fortune Smart Holdings and Ctrip.com International 75.1% 1,097 15.0% (4.5)% (16.4)% 14 - Dec - 15 Trina Solar Ltd Cayman Islands A consortium led by Industrial Bank Co Ltd and existing management (Mr Jifan Gao) 5.8% 1,868 21.5% 17.7% 20.6% 17 - Jun - 15 Qihoo 360 Technology Co Ltd Cayman Islands A consortium led by CITIC Securities Co Ltd and existing management (Chairman and CEO Mr Hongyi Zhou) 16.3% 8,233 16.6% 30.3% 39.2% 15 - Jun - 15 iDreamSky Technology Ltd Cayman Islands A consortium led by Prometheus Capital and existing management (Chairman and CEO Mr Michael Xiangyu Chen) 20.4% 527 (3.8)% 24.5% 41.5% 09 - Jun - 15 China Mobile Games & Entertainment Group Ltd Cayman Islands A consortium led by Orient Securities Co and Changjiang Securities Co 0.0% 705 7.9% 6.0% 14.9% 09 - Jun - 15 E - House (China) Holdings Ltd Cayman Islands Existing Management (Mr Xin Zhou and Mr Neil Nanpeng Shen) and Sina Corp 26.0% 604 2.1% 7.8% 9.3% 04 - Jun - 15 Mindray Medical International Ltd Cayman Islands Existing Management (Mr Li Xiting/Mr Xu Hang/Mr Cheng Minghe) 27.5% 2,420 1.9% (3.1)% (2.4)% 30 - Apr - 15 WuXi PharmaTech (Cayman) Inc Cayman Islands A consortium led by Ally Bridge Group and existing management (Chairman Dr Ge Li) 0.0% 3,299 16.2% 19.2% 20.6% 02 - Jan - 15 Perfect World Co Ltd Cayman Islands Perfect Peony Holding (Founder and chairman of the Board, Mr Michael Yufeng Chi) 16.8% 834 27.0% 20.9% 6.2% 11 - Mar - 14 Montage Technology Group Ltd Cayman Islands Shanghai Pudong Science & Technology Investment and ChinaElectronics Corp 0.0% 660 31.7% 28.3% 26.0% 25 - Nov - 13 Giant Interactive Group Inc Cayman Islands A consortium led by Baring Private Equity Asia Ltd (Mr Yuzhu Shi) and existing management 47.2% 1,567 18.5% 31.5% 37.4% 21 - May - 13 Pactera Technology International Ltd Cayman Islands Existing Management (Chris Chen and Tiak Koon Loh) and Blackstone Group 5.3% 634 42.6% 38.2% 17.1% 13 - May - 13 AsiaInfo - Linkage Inc US A consortium led by CITIC Capital Partners and Temasek Holdings 13.9% 830 52.3% 52.6% 37.0% Mean 18.7% 19.8% 19.4% Median 16.8% 21.1% 20.6% Note: Includes privatisation transactions over USD500m since 2013 Source: Dealogic

PRELIMINARY DRAFT Deutsche Bank Investment Bank Select precedent US 13e - 3 transactions Premium / (discount) to % Inc. from Approval Standard Annc. Date Target Acquirer Stake % before Offer value ($m) % of Acq. Mkt Value Consideration Unaffected 52 - wk High First Offer Spec. Comm. Maj. of Minority 11 - Nov - 19 Craft Brew Alliance, Inc. Anheuser - Busch Cos. LLC 31% 221 0% Cash 27% (16%) 10%   27 - Aug - 19 Tallgrass Energy LP Blackstone Infrastructure & GIC 44% 3,534 -- Cash 56% (14%) 15%  22 - Aug - 19 Pivotal Software, Inc. VMware, Inc. 16% 3,459 6% Mix (a) 81% (49%) 9%   02 - Apr - 19 AmeriGas Partners LP UGI Corp. 26% 2,446 25% Mix 13% (19%) 10%  09 - Nov - 18 International Speedway Corp. Nascar Holdings, Inc. 42% 1,139 -- Cash 15% (10%) 7%   09 - Oct - 18 Antero Midstream Partners LP Antero Midstream GP LP 53% 2,763 87% Mix 33% 2% 15%   28 - Sep - 18 American Midstream Partners LP ArcLight Capital 51% 205 -- Cash (9%) (66%) (14%)  10 - Jul - 18 TransMontaigne Partners LP ArcLight Capital (Gulf TLP Holdings LLC) 20% 536 -- Cash 14% (14%) 8%  06 - Feb - 18 Perry Ellis International, Inc. George. Feldenkreis & Fortress Investment Group 11% 390 -- Cash 19% 2% 0%   22 - Jan - 18 Juno Therapeutics, Inc. Celgene Corp. 10% 8,967 11% Cash 91% 37% 9%  09 - Jan - 18 AmTrust Financial Services, Inc. Stone Point Capital LLC & Private Group 43% 1,517 -- Cash 33% (52%) 10%   13 - Nov - 17 GGP, Inc. Brookfield Property Partners LP 34% 14,117 77% Mix 18% (17%) (2%)   26 - Sep - 16 Columbia Pipeline Partners LP Columbia Pipeline Group, Inc. (TransCanada Corp.) 47% 915 2% Cash 11% (13%) 8%   03 - Jun - 16 Talen Energy Corp. Riverstone Holdings LLC 35% 1,170 -- Cash 56% (29%) 27%   10 - Aug - 14 El Paso Pipeline Partners LP Kinder Morgan, Inc. 40% 5,421 15% Mix 15% (10%) (1%)  10 - Aug - 14 Kinder Morgan Energy Partners LP Kinder Morgan, Inc. 10% 37,893 102% Mix 12% 6% (1%)  04 - Aug - 14 Pike Corp. Court Square Capital Partners (CEO Part of buyout group) 10% 364 -- Cash 51% (4%) (6%)  17 - Feb - 14 Chindex International, Inc. TPG, Shanghai Fosun Pharmaceutical (CEO Part of buyout group) 27% 322 -- Cash 40% 26% 66%   16 - Dec - 13 KKR Financial Holdings LLC KKR & Co. LP 0% 2,609 15% Stock 34% 10% 21%   11 - Jun - 13 Dole Food Co., Inc. Dole Food Co., Inc. (David Murdock) 40% 736 -- Cash 32% (6%) 13%   23 - May - 13 rue21, Inc. Apax Partners 30% 689 -- Cash 23% 21% 9%   05 - Feb - 13 Dell, Inc. Silver Lake Management & Michael Dell 14% 21,329 -- Cash 28% (24%) 19%   17 - Dec - 12 Clearwire Corp. Sprint Nextel Corp. 50% 3,669 24% Cash 285% 100% 92%   05 - Dec - 12 McMoRan Exploration Co. Freeport - McMoRan Copper & Gold, Inc. 16% 2,406 7% Cash (b) 74% (11%) (2%)   12 - Nov - 12 CreXus Investment Corp. Annaly Capital Management, Inc. 12% 872 -- Cash 17% 14% 4%   26 - Sep - 12 American Greetings Corp. Management Team 8% 564 -- Cash 32% (3%) 11%   13 - Jun - 11 M & F Worldwide Corp. MacAndrews & Forbes Holdings, Inc. 43% 277 -- Cash 47% (19%) 4%   Mean 31% 43% (6%) Median 15% 32% (10%) 9 Note: GGP, Inc. transaction also required approval by 2/3 of outstanding shares; Dell transaction required a "Yes" vote by a maj ority of the minority of votes actually cast (as opposed to outstanding) (a) In addition to the $15.00 in cash to the public Class A shareholders, Class B shares owned by Dell set to receive 0.055 share s o f VMWare for each share of Pivotal, implying a blended total consideration of $11.71 per the announcement press release (Dell indirectly controlled ~64% of the shares). (b) In addition to the $14.75 in cash, additional consideration of 1.15 units of a royalty trust entitled to 5% overriding royalt y i nterest in future production (SC valued it at approximately $2.45); including the 51mm shares owned by Plains Exploration, the % owned by Freeport - McMoRan would be 34%.

PRELIMINARY DRAFT Deutsche Bank Investment Bank Discounted cash flow analysis Valuation as of 12/31/20: Including prolongation of Lega Advisory after season 2020/2021 10 ($ in millions, except per ADS data) 2021E 2022E 2023E 2024E Terminal Year (b) 21 - 24 CAGR Revenue $883 $1,066 $930 $908 $908 0.9% % growth 20.7% (12.8%) (2.4%) -- Adj. EBITDA $81 $105 $87 $90 $90 3.5% % margin 9.2% 9.9% 9.3% 9.9% 9.9% Less: D&A (27) (28) (27) (25) (13) EBIT $54 $77 $60 $65 $77 6.1% % margin 6.1% 7.3% 6.4% 7.1% 8.5% Cash taxes (c) (13) (19) (23) (15) (19) % tax rate 24.0% 24.0% 38.6% 24.0% 24.0% Tax Adjusted EBIT $41 $59 $37 $49 $59 6.1% Depreciation and amortization 27 28 27 25 13 Cash flow from investing (21) (42) (12) (13) (13) Decrease (increase) in working capital (42) (1) 55 26 -- Free Cash Flow $5 $44 $106 $88 $59 NM % growth NM NM (17.6%) Terminal Value / Adj. EBITDA Multiple 7.0x 7.5x 8.0x Discount Rate 9.0% 10.0% 11.0% 9.0% 10.0% 11.0% 9.0% 10.0% 11.0% Present Value of Free Cash Flow $194 $189 $185 $194 $189 $185 $194 $189 $185 Present Value of Terminal Value 446 430 415 478 461 444 510 491 474 Total Enterprise Value $640 $619 $600 $672 $650 $629 $703 $681 $659 Less: Net debt (a) 323 323 323 323 323 323 323 323 323 Total Equity Value $316 $296 $276 $348 $326 $306 $380 $357 $335 Total Equity Value Per ADS $2.18 $2.04 $1.91 $2.40 $2.25 $2.11 $2.62 $2.47 $2.32 Terminal Value as a % of Total Value 69.7% 69.4% 69.2% 71.1% 70.9% 70.6% 72.4% 72.2% 71.9% Implied perpetual growth rate (0.3%) 0.7% 1.7% 0.3% 1.3% 2.3% 0.8% 1.8% 2.8% Implied equity value per ADS Free cash flow Illustrative valuation build Equity value / ADS sensitivity Discounted at 10% WACC Note: Management projections converted using USD / EUR of 1.1964 as of 9/1/20 (a) Reflects adjustment for minority interests and equity investments of ($1m) (b) Terminal year reflects 2024E revenue, EBITDA, and cash flow from investing. D&A set equal to cash flow from investing (c) Based on management plan, includes cash tax adjustment of $9m in 2023E Source: Management Plan received 8/19/20, Management working capital projection received 9/1/20, Management debt and cash pro jec tion received 9/2/20 TY Adj. EBITDA ($m) 437.4 90 92 98 Exit multiple 7.0x $2.04 $2.12 $2.32 7.5x $2.25 $2.34 $2.55 8.0x $2.47 $2.55 $2.78 A B C A B C Infront de - cycled 2024E Infront 2024E Average of Infront ’21E - ’24E Discount rate 10.0% PV of ’21 - ’24 CF ($m) $189 Exit Multiple 7.0x 8.0x TY Adj. EBITDA $90 $90 FV of TV $629 $719 Discount factor 0.68 0.68 PV of TV 430 491 TEV ($m) $619 $681 Net debt (a) (323) (323) Equity value $296 $357 FDSO 145 145 Value per ADS $2.04 $2.47 Calculated with reference to:

PRELIMINARY DRAFT Deutsche Bank Investment Bank Discounted cash flow analysis Valuation as of 12/31/20: Excluding prolongation of Lega Advisory after season 2020/2021 11 Terminal Value / Adj. EBITDA Multiple 7.0x 7.5x 8.0x Discount Rate 9.0% 10.0% 11.0% 9.0% 10.0% 11.0% 9.0% 10.0% 11.0% Present Value of Free Cash Flow $150 $146 $143 $150 $146 $143 $150 $146 $143 Present Value of Terminal Value 344 331 320 368 355 342 393 379 365 Total Enterprise Value $494 $478 $462 $518 $501 $485 $543 $525 $508 Less: Net debt (a) 323 323 323 323 323 323 323 323 323 Total Equity Value $170 $154 $139 $195 $178 $162 $219 $201 $184 Total Equity Value Per ADS $1.17 $1.06 $0.96 $1.34 $1.23 $1.12 $1.51 $1.39 $1.27 Terminal Value as a % of Total Value 69.6% 69.4% 69.1% 71.1% 70.8% 70.6% 72.4% 72.1% 71.9% Implied perpetual growth rate 0.1% 1.1% 2.1% 0.7% 1.7% 2.7% 1.2% 2.2% 3.2% Implied equity value per ADS Free cash flow Illustrative valuation build Equity value / ADS sensitivity Discounted at 10% WACC Note: Management projections converted using USD / EUR of 1.1964 as of 9/1/20 (a) Reflects adjustment for minority interests and equity investments of ($1m) (b) Terminal year reflects 2024E revenue, EBITDA, and cash flow from investing. D&A set equal to cash flow from investing (c) Based on management plan, includes cash tax adjustment of $9m in 2023E Source: Management Plan received 8/19/20, Management working capital projection received 9/1/20, Management debt and cash pro jec tion received 9/2/20 TY Adj. EBITDA ($m) 437.4 69 75 78 Exit multiple 7.0x $1.06 $1.25 $1.34 7.5x $1.23 $1.42 $1.52 8.0x $1.39 $1.60 $1.70 A B C A B C Infront de - cycled 2024E Infront 2024E Average of Infront ’21E - ’24E Discount rate 10.0% PV of ’21 - ’24 CF ($m) $146 Exit Multiple 7.0x 8.0x TY Adj. EBITDA $69 $69 FV of TV $485 $554 Discount factor 0.68 0.68 PV of TV 331 379 TEV ($m) $478 $525 Net debt (a) (323) (323) Equity value $154 $201 FDSO 145 145 Value per ADS $1.06 $1.39 Calculated with reference to: ($ in millions, except per ADS data) 2021E 2022E 2023E 2024E Terminal Year (b) 21 - 24 CAGR Revenue $865 $1,029 $879 $855 $855 (0.4%) % growth 19.0% (14.6%) (2.7%) -- Adj. EBITDA $71 $86 $67 $69 $69 (0.9%) % margin 8.2% 8.4% 7.6% 8.1% 8.1% Less: D&A (27) (28) (27) (25) (13) EBIT $44 $58 $39 $44 $57 (0.1%) % margin 5.1% 5.7% 4.5% 5.1% 6.6% Cash taxes (c) (11) (14) (18) (11) (14) % tax rate 24.0% 24.0% 46.0% 24.0% 24.0% Tax Adjusted EBIT $34 $44 $21 $33 $43 (0.1%) Depreciation and amortization 27 28 27 25 13 Cash flow from investing (21) (42) (12) (13) (13) Decrease (increase) in working capital (42) (1) 55 26 -- Free Cash Flow ($2) $29 $91 $72 $43 NM % growth NM NM (21.0%)

PRELIMINARY DRAFT Deutsche Bank Investment Bank WACC analysis 12 WACC assumptions Risk - free rate (Rf) 0.88% Equity Risk Premium 7.66% Size premium 2.22% Pre - tax cost of debt (b) 5.00% Current tax - rate 24.00% Normalized net debt / cap 30.00% WACC buildup Phoenix Peers (a) Unlevered beta 0.96 0.96 Normalized Net debt / equity 42.9% 42.9% Assumed marginal tax rate 24.0% 24.0% Levered beta 1.27 1.27 Cost of debt 5.0% 5.0% Tax rate 24.0% 24.0% Post tax cost of debt 3.8% 3.8% Risk - free rate (Rf) 0.9% 0.9% Levered beta 1.27 1.27 Equity Risk Premium 7.7% 7.7% Size premium 2.2% 2.2% Cost of equity 12.9% 12.8% Target debt to total capitalization 30.0% 30.0% Equity to total capitalization 70.0% 70.0% WACC 10.1% 10.1% Peer set Peers Levered beta Net debt / equity Tax rate Unlevered beta Net debt ($m) Equity (c) ($m) Net debt / total cap Omnicom Group Inc 0.94 22.0% 26.0% 0.81 2,679 12,184 18.0% WPP Plc 1.33 36.8% 19.0% 1.03 3,880 10,537 26.9% Interpublic Group of Companies, Inc. 1.31 42.0% 23.3% 0.99 3,066 7,302 29.6% Dentsu Group Inc. 1.20 35.7% 27.6% 0.96 2,826 7,911 26.3% Publicis Groupe SA 0.95 50.8% 24.0% 0.68 4,187 8,235 33.7% Wanda Sports Group 1.73 104.9% 24.0% 0.96 324 309 51.2% Median 1.26 39.4% 24.0% 0.96 2,946 8,073 28.2% Note: Market data as of 9/1/20 (a) Calculations based on median unlevered beta of peers (b) 5.00% estimate per Deutsche Bank syndicate desk (c) Calculated as the sum of fully diluted market capitalization and minority interests Source: Bloomberg, FactSet, Duff and Phelps Cost of Capital Navigator, Company Filings, Management debt and cash projection r ece ived 9/2/20